UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Western Digital Corporation (“Western Digital” or the “Company”) has received notice of an unsolicited “mini-tender” offer by TRC Capital Corporation (“TRC Capital”) to purchase up to 2,500,000 shares, or approximately 0.89 percent of the Company’s common stock at a price of $42.95 per share in cash. The offering price is 4.53 percent lower than the closing price of Western Digital’s shares on May 27, 2016, the last trading day before the commencement of the offer.

The Company wishes to inform its shareholders that it does not endorse TRC Capital’s unsolicited mini-tender offer and recommends that shareholders do not tender their shares. Shareholders who have already tendered their shares may withdraw them at any time prior to 12:01 a.m., New York City time, on Wednesday, June 29, 2016, in accordance with TRC Capital’s offering documents. The Company is not associated with TRC Capital, its mini-tender offer or the mini-tender offer documentation.

A copy of the Company’s press release containing additional information regarding TRC Capital’s unsolicited mini-tender offer is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Western Digital, dated June 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation

Date: June 8, 2016	By:	/s/ Michael C. Ray
Michael C. Ray Executive Vice President, Chief Legal Officer and Secretary